AMENDMENT
                             DATED FEBRUARY 17, 2006
                                     TO THE
                               ADVISORY AGREEMENT
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                            AND PADCO ADVISORS, INC.,
                              DATED APRIL 30, 2004,
                                   AS AMENDED

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                                    AMENDMENT
                                     TO THE
                               ADVISORY AGREEMENT
                                      DATED
                           APRIL 30, 2004, AS AMENDED,
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                                       AND
                              PADCO ADVISORS, INC.

The following amendment is applicable to Schedule A of the Advisory Agreement between Rydex Dynamic Funds (the "Trust") and PADCO Advisors, Inc. (the "Adviser"), dated April 30, 2004, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective February 17, 2006, to read as follows:

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                             RATE
----                                             ----

Dynamic S&P 500* (formerly, Titan 500) ....      0.90%

Dynamic S&P 500 Master (formerly,
Titan 500 Master) .........................      0.90%

Inverse Dynamic S&P 500* (formerly,
Tempest 500) ..............................      0.90%

Inverse Dynamic S&P 500 Master (formerly,
Tempest 500 Master) .......................      0.90%

Dynamic OTC* (formerly, Velocity 100) .....      0.90%

Dynamic OTC Master (formerly, Velocity
100 Master) ...............................      0.90%

Inverse Dynamic OTC* (formerly,
Venture 100) ..............................      0.90%

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FUND                                               RATE
----                                               ----

Inverse Dynamic OTC Master
(formerly, Venture 100 Master) .........           0.90%

Dynamic Dow* (formerly, Long
Dynamic Dow 30) ........................           0.90%

Dynamic Dow Master (formerly,
Long Dynamic Dow 30 Master) ............           0.90%

Inverse Dynamic Dow* (formerly,
Inverse Dynamic Dow 30) ................           0.90%

Inverse Dynamic Dow Master (formerly,
Inverse Dynamic Dow 30 Master Fund) ....           0.90%

LEVERAGED RUSSELL 2000 .................           0.90%

INVERSE RUSSELL 2000 ...................           0.90%

INVERSE RUSSELL 2000 MASTER ............           0.90%

LEVERAGED RUSSELL 2000 MASTER ..........           0.90%

*The fee will be reduced to 0.00% for any period during which the Fund invests through a master-feeder structure.

                          ADDITIONS ARE NOTED IN BOLD.

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In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 17th day of February, 2006.

                                                RYDEX DYNAMIC FUNDS

                                                By: /s/ Carl G. Verboncoeur
                                                    --------------------------
                                                Name:  Carl G. Verboncoeur
                                                Title: President


                                                PADCO ADVISORS, INC.

                                                By: /s/ Carl G. Verboncoeur
                                                    --------------------------
                                                Name:  Carl G. Verboncoeur
                                                Title: Chief Executive Officer